EXHIBIT 5.1

Opinion of Fox Rothschild LLP dated December 14, 2010

[Fox Rothschild LLP Letterhead]

December 14, 2010

Lannett Company, Inc.

9000 State Road

Philadelphia, PA 19136

Ladies and Gentlemen:

We have served as counsel to Lannett Company, Inc., a Delaware corporation (the “Company”) and William Farber (the “Selling Stockholder”), in connection with the preparation of a Prospectus Supplement dated December 14, 2010 to the Prospectus dated November 20, 2009 (together, the “Prospectus”) relating to the offer and sale by the Company, pursuant to an underwriting agreement dated December 14, 2010, by and among the Company, the Selling Stockholder, and Oppenheimer & Co. Inc. and Roth Capital Partners, LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”), of up to 2,500,000 shares of Common Stock, par value $0.001 per share, plus up to 750,000 additional shares of Common Stock upon exercise by the underwriters of their 30-day option to purchase additional shares of Common Stock to cover over-allotments, if any, which the Company has granted the underwriters under the terms of the Underwriting Agreement (collectively, the “Company Shares”) and the sale by the Selling Stockholder, pursuant to the Underwriting Agreement, of up to 2,500,000 shares of Common Stock (the “Selling Stockholder Shares”). The Prospectus forms part of a registration statement on Form S-3 (Registration No. 333-162318) (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that (i) the Company Shares to be sold to the purchasers, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable and (ii) the Selling Shareholder Shares will be duly and validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the issuance and sale of the Company Shares and the Selling Stockholder Shares while the Registration Statement is in effect and may not be relied upon for any other purpose.  This opinion is limited to the Delaware General Corporation Law and the federal laws of the United States of America. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ Fox Rothschild LLP

Fox Rothschild LLP